                                                                    EXHIBIT 21.1

                       Subsidiary                     State of Incorporation
                       ----------                     ----------------------
               1. MarCh Productions                         California
               2. Prompt Productions, Inc.                  California
               3. >en. music                                California
               4. >en.3                                     California
               5. DEN Administrative Services, Inc.         California
               6. DEN Marketing Services, Inc.              California